                                                                 Exhibit 99.B(a)

                                   SCHEDULE A
                                       TO
               TRUST INSTRUMENT OF THE VICTORY INSTITUTIONAL FUNDS
                              DATED August 1, 2003

                      Establishment of Series of the Trust

SERIES                                                       DATE ESTABLISHED
------                                                       ----------------
Institutional Liquid Reserves Fund                           August 1, 2003

Institutional Diversified Stock Fund                         December 8, 2004

                                       A-1